UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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MGT Capital Investments, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MGT CAPITAL INVESTMENTS, INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON AUGUST 1, 2012

Notice is hereby given that a special meeting of the stockholders of MGT Capital Investments, Inc., a Delaware corporation (the “Company”), will be held at 10:00 a.m., local time, on Wednesday, August 1, 2012, at the offices of Gersten Savage LLP, 600 Lexington Ave., New York, NY 10022 and any adjournments or postponements thereof for the following purposes:

1.

To approve the potential issuance of up to 2,256,667 shares of common stock, par value $0.001 of the Company (“Common Stock”) which includes 2,181,667 shares of Common Stock issuable in connection with a securities purchase agreement (the “SPA”) by and between the Company and Hudson Bay Fund Ltd and 75,000 shares of Common Stock issuable in connection with investment banking services rendered by Chardan Capital Markets LLC (“Chardan”) and certain Chardan affiliates in connection with the Hudson Bay Transaction.

2.	To approve the potential issuance of up to 600,000 shares of Common Stock in connection with a Contribution and Sale Agreement (the “Sale Agreement”) by and between the Company, J&S Gaming, Inc. (“J&S”), and MGT Gaming, Inc. (“MGT Gaming”) for the acquisition of U.S. Patent #7,892,088, entitled “Gaming Device Having a Second Separate Bonusing Event.”

3.	To approve the issuance of up to 33,000 shares of restricted Common Stock to certain former directors of the Company in lieu of fees payable for their past service on our board of directors.
4.	To transact such other business that may properly come before the special meeting and any adjournments thereof.

Only holders of record of our Common Stock at the close of business on June 29, 2012 are entitled to notice of and to vote at the meeting or any adjournment thereof. Your vote is important. All stockholders are urged to review the materials attached to this Notice of Special Meeting of Stockholders carefully and to use this opportunity to take part in the Company’s affairs.

By Order of the Board of Directors,

/s/ Robert B. Ladd

Robert B. Ladd
President , CEO and Director

July __, 2012

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the Securities Purchase Agreement, passed upon the merits or fairness of the Securities Purchase Agreement or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

TABLE OF CONTENTS

About The Meeting	1
Proposal No. 1 - Approval of Potential Issuance of Shares of Common Stock in Connection With the Hudson Bay Transaction	6
Proposal No. 2 - Approval of Potential Issuance of Shares of Common Stock in Connection with the Sale Agreement	8
Proposal No. 3 – Approval of the Issuance of Shares of Common Stock to Certain Former Directors	9
Director and Officer Compensation
Description of Capital Stock	12
Stockholder Nominations and Other Proposals
Other Matters	14
Where You Can Find More Information	14
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting	14

MGT CAPITAL INVESTMENTS, INC.

500 Mamaroneck Avenue

Suite 204

Harrison, NY 10528

________________________________________________________________________________________________

PROXY STATEMENT

Dated July __, 2012

SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON AUGUST 1, 2012

_____________________________________________________________________________________

This Proxy Statement relates to a special meeting of stockholders (the “Special Meeting”) of MGT Capital Investments, Inc. (“MGT” or the “Company”). The Special Meeting will be held on Wednesday, August 1, 2012, at 10:00 a.m., local time, at the offices of Gersten Savage LLP, 600 Lexington Ave., New York, NY 10022 or at such other time and place to which the Special Meeting may be adjourned or postponed. The enclosed proxy is solicited by our Board of Directors (the “Board”). The proxy materials relating to the Special Meeting are first being mailed to stockholders entitled to vote at the meeting on or about July __, 2012.

ABOUT THE MEETING

What is the purpose of the Special Meeting?

At the Special Meeting, stockholders will act upon the matters outlined in the accompanying Notice of Special Meeting of Stockholders and this Proxy Statement, including:

1.

To approve the potential issuance of up to 2,256,667 shares of common stock, par value $0.001 of the Company (“Common Stock”) which includes 2,181,667 shares of Common Stock issuable in connection with a securities purchase agreement (the “SPA”) by and between the Company and Hudson Bay Fund Ltd. and 75,000 shares of Common Stock issuable in connection with investment banking services rendered by Chardan Capital Markets LLC (“Chardan”) and certain Chardan affiliates in connection with the Hudson Bay Transaction. The SPA provided for the purchase of an 18 month promissory note for proceeds of $3,500,000 (the “Note”) convertible into up to 1,166,667 shares of Common Stock at a conversion price of $3.00 per share and a warrant (the “Hudson Bay Warrant”) to purchase up to 875,000 shares of Common Stock at an exercise price of $3.00 per share and up to 140,000 shares of Common Stock issuable in lieu of cash interest payments pursuant to the Note (the “Interest Shares”); and

2.	To approve the potential issuance of up to 600,000 shares of Common Stock in connection with a Contribution and Sale Agreement (the “Sale Agreement”) by and between the Company, J&S Gaming, Inc and MGT Gaming, Inc. Pursuant to the Sale Agreement J&S sold certain patents to MGT Gaming in exchange for 1,000 shares (constituting 100% ownership) of MGT Gaming Common Stock, par value $0.001 (the “MGT Gaming Shares”); ii) the Company simultaneously purchased from J&S 550 MGT Gaming Shares in exchange for $200,000 cash and warrants to purchase 350,000 shares of the Company’s common stock at an exercise price of $4.00 per share (the “J&S Warrant”). Pursuant to the Sale Agreement, the Company has the right to purchase an additional 250 MGT Gaming Shares from J&S in exchange for a cash payment of $1,000,000 and warrants to purchase 250,000 shares of the Company’s common stock at an exercise price equal to the lower of $6.00 or 110% of the closing price of the Company common stock on the day prior to the exercise (the “Option Warrant”).

3.	To approve the issuance of 33,000 shares of restricted Common Stock to certain former directors of the Company in lieu of fees payable for their past service on our board of directors.

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Because the Common Stock is listed on the NYSE MKT LLC Exchange (“NYSE MKT”), stockholder approval is required in connection with the issuance of 20% or more of the Company’s presently outstanding Common Stock for less than the greater of book or market value of the stock. Additionally, NYSE MKT rules require us to seek stockholder approval for certain equity compensation arrangements of our officers and directors. The NYSE MKT stockholder approval requirements are described in more detail below. Pursuant to the Hudson Bay Transaction and the Sale Agreement, stockholder approval of the matters described above is also a condition precedent to the issuance of over 20% of the Company’s presently outstanding Common Stock upon conversion of the Note, issuance of Common Stock in lieu of interest on the Note, issuance of Common Stock to Chardan, or exercise of the Hudson Bay Warrant, J&S Warrant or Option Warrant.

What will I be voting on?

You will be voting to approve the potential issuance of up to 2,256,667 shares of Common Stock in connection with the Hudson Bay Transaction, which includes 75,000 shares of Common Stock to be issued to Chardan Capital Markets LLC (“Chardan”) and certain Chardan affiliates for investment banking services rendered in connection with the Hudson Bay Transaction; and up to 600,000 shares of Common Stock in connection with the Sale Agreement. You will also be voting on the approval of the issuance of 33,000 shares of restricted Common Stock to certain former directors of the Company.

Why did MGT enter into the Hudson Bay Transaction?

The Company entered into the Hudson Bay Transaction to support the Company’s strategy to monetize intellectual property and to partner with a strategic investor with proven success in the intellectual property space. The proceeds of the Hudson Bay Transaction will be used for general working capital purposes.

Why did MGT enter into the Sale Agreement?

The Company entered into the Sale Agreement in order to acquire U.S. Patent #7,892,088, entitled “Gaming Device Having a Second Separate Bonusing Event” (the “J&S Patent”). The J&S Patent relates to gaming systems linked to an interactive sign, and includes all filed continuation patents. The United States Patent and Trademark Office issued this patent on February 22, 2011; the corresponding patent application was filed on October 18, 2001. The Company also announced that it has retained Nixon & Vanderhye P.C., a nationally recognized IP litigation law firm, to direct the process of enforcing the Company’s ownership rights derived from the J&S Patent.

Why is MGT seeking stockholder approval in connection with the Hudson Bay Transaction and the Sale Agreement?

Our Common Stock is listed on the NYSE MKT, and therefore MGT is subject to various NYSE MKT rules. Section 713(a) of the NYSE Amex Company Guide requires stockholder approval as a prerequisite to approval of applications to list additional shares that are issued in connection with a transaction involving the sale, issuance or potential issuance by an issuer of common stock (or securities convertible into common stock) representing 20% or more of such issuer’s presently outstanding stock for less than the greater of book or market value of the stock.

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As of the date hereof, there are 2,105,187 shares of Common Stock issued and outstanding. Accordingly, assuming full conversion of the Note, exercise of the Hudson Bay Warrant and issuance of Interest Shares and issuance of Common Stock to Chardan, the 2,256,667 shares of Common Stock would represent approximately 52% of the issued and outstanding Common Stock immediately after such conversion, exercise and issuance of Common Stock. Accordingly, the issuance of shares of Common Stock over 20% of the Company’s currently issued and outstanding shares of Common Stock is subject to stockholder approval pursuant to Section 713 of the NYSE MKT Company Guide. Pursuant to the Hudson Bay Transaction documents, Hudson Bay may not convert the Hudson Bay Note or exercise the Hudson Bay Warrant to the extent such conversion or exercise would cause Hudson Bay, together with its affiliates, to beneficially own a number of shares of Common Stock which would exceed 9.99% of our then outstanding shares of Common Stock following such conversion or exercise, excluding for purposes of such determination shares of Common Stock issuable (i) upon conversion of the Hudson Bay Note which have not been converted and (ii) upon exercise of the Hudson Bay Warrant which have not been exercised.

Assuming full exercise of the J&S Warrant and Option Warrant, the 600,000 shares of Common Stock would represent 22% of the Company’s currently issued and outstanding Common Stock. Accordingly, the Company must obtain stockholder approval for the issuance of shares of Common Stock over 20% of the Company’s currently issued and outstanding shares of Common Stock pursuant to Section 713 of the NYSE MKT Company Guide. In this case, the full exercise of 250,000 shares of Common Stock underlying the Option Warrant is subject to stockholder approval.

Why is the Company seeking stockholder approval in connection with the issuance of 33,000 shares of restricted Common Stock to certain former directors of the Company?

Our Common Stock is listed on the NYSE MKT, and therefore MGT is subject to various NYSE MKT rules. Section 711 requires us to seek stockholder approval for the establishment (or material amendment to) certain equity compensation arrangements of our directors or officers. The 33,000 shares of Common Stock is to be issued to three (3) former directors in lieu of cash fees for past service on the Company’s board of directors, and is not issuable pursuant to our 2012 Stock Incentive Plan. Therefore, Section 711 requires that we seek stockholder approval prior to this issuance of Common Stock to our former directors.

What happens if stockholders approve of the proposals described in this Proxy Statement?

If stockholders vote to approve the potential issuances of Common Stock, the Company will be authorized to issue up to 2,256,667 shares of Common Stock in connection with the Hudson Bay Transaction; including 75,000 shares of common stock to be issued to Chardan and certain affiliates of Chardan for investment banking services rendered in connection with the Hudson Bay Transacion and 600,000 shares of Common Stock issuable in connection with the Sale Agreement; and 33,000 shares of Common Stock to certain former directors of the Company, each such issuance of Common Stock subject to prior NYSE MKT approval.

What happens if stockholders do not approve all of the proposals described in this Proxy Statement?

If stockholders fail to approve any of the proposals described in this Proxy Statement, the Company will be limited to issuing 19.99% of its issued and outstanding Common Stock on the date of issuance, subject to NYSE MKT approval.

If stockholders fail to approve Proposal No. 3, the Company will not have the authority to issue 33,000 shares of Common Stock to certain former directors of the Company, and we will be required to compensate such directors in cash.

Who is entitled to attend and vote at the Special Meeting?

Only holders of record of Common Stock at the close of business on the record date, June 29, 2012, or their duly appointed proxies, are entitled to receive notice of the Special Meeting, attend the meeting and vote the shares that they held on the record date at the Special Meeting or any postponement or adjournment of the Special Meeting. At the close of business on June 29, 2012, there were ______ shares of Common Stock issued and outstanding that are entitled to vote at the Special Meeting. Each such share is entitled to one vote in connection with all proposals to be considered at the Special Meeting.

How do I vote?

You may vote on matters to come before the meeting in two ways: (i) you can attend the Special Meeting and cast your vote in person; or (ii) you can vote by completing, signing and dating the enclosed proxy card and returning it to the Company by the use of mail or facsimile. If you return the proxy card, you will authorize the individuals named on the proxy card, referred to as the proxy holders, to vote your shares according to your instructions or, if you provide no instructions, according to the recommendations of the Board. If your shares are held by your broker in “street name,” you will receive a voting instruction form from your broker or the broker’s agent asking you how your shares should be voted. It is imperative that you provide such instructions in a timely manner, or your shares will not be represented at the Special Meeting.

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What if I vote and then change my mind?

You may revoke your proxy at any time before it is exercised by either (i) filing with the Company’s Secretary a notice of revocation; (ii) sending in another duly executed proxy bearing a later date; or (iii) attending the meeting and casting your vote in person. Your last vote will be the vote that is counted.

How can I get more information about attending the Special Meeting and voting in person?

The Special Meeting will be held on Wednesday, August 1, 2012, at 10:00 a.m., local time, at the offices of Gersten Savage LLP, 600 Lexington Ave., New York, NY 10022, or at such other time and place to which the Special Meeting may be adjourned or postponed. For additional details about the Special Meeting, including directions to the site of the Special Meeting and information about how you may vote in person if you so desire, please contact Robert P. Traversa, Chief Financial Officer, at (914) 630-7431.

What is the Board’s recommendation?

The Board recommends a vote FOR each of the proposals described in the accompanying Notice of Special Meeting of Stockholders and this Proxy Statement.

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

What constitutes a quorum?

The presence at the Special Meeting, in person or by proxy, of the holders of 50.1% of the issued and outstanding shares of Common Stock on the record date will constitute a quorum, permitting the Company to conduct business at the Special Meeting. Proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining whether a quorum is present.

What vote is required to approve each item?

Vote Required. Pursuant to applicable law, the Company’s governing documents and the NYSE MKT listing rules, approval of each proposal to be considered and voted upon at the Special Meeting will require the affirmative vote of the holders of a majority of the shares of Common Stock for which votes are cast at the Special Meeting at which a quorum is present. A properly executed proxy marked “ABSTAIN” with respect to any proposal will not be voted or treated as a vote cast, although it will be counted for purposes of determining whether a quorum is present. Accordingly, assuming a quorum is present at the Special Meeting, an abstention will not affect the outcome of the applicable proposal. Brokers are not entitled to use their discretion to vote uninstructed proxies with respect to any proposal and are not deemed a vote cast.

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Effect of Broker Non-Votes. If your shares are held by your broker in “street name,” you are receiving a voting instruction form from your broker or the broker’s agent asking you how your shares should be voted. Please complete the form and return it in the envelope provided by the broker or agent. No postage is necessary if mailed in the United States. If you do not instruct your broker how to vote, your broker may not exercise voting discretion with respect to the proposal to be considered at the Special Meeting. Votes that could have been cast on the matter in question if the brokers have received their customers’ instructions, and as to which the broker has notified us on a proxy form in accordance with industry practice or has otherwise advised us that it lacks voting authority, are referred to as “broker non-votes.” Thus, if you do not give your broker or nominee specific instructions, your shares will not be voted on those matters and will not be counted as a vote cast in determining the number of shares necessary for approval. Brokers are not entitled to use their discretion to vote uninstructed proxies with respect to the proposals to be presented at the Special Meeting and will not be not deemed a vote cast with respect to any such proposal. Accordingly, assuming a quorum is present at the Special meeting, a broker non-vote will not affect the outcome of any proposal.

Can I dissent or exercise rights of appraisal?

Neither Delaware law nor MGT’s governing documents provide stockholders with dissenters’ or appraisal rights in connection with the proposals to be presented at the Special Meeting. If the proposals are approved at the Special Meeting, stockholders voting against such proposals, or any of them, will not be entitled to seek appraisal for their shares.

How will proxies be solicited and who pays for this proxy solicitation?

The Company will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy card and any additional solicitation materials furnished to the stockholders. In addition to soliciting proxies by mail, our officers, directors, and employees, without receiving any additional compensation, may solicit proxies by telephone, fax, in person, or by other means. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation material to such beneficial owners, and we will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith. We will pay all reasonable expenses related to the solicitation of proxies.

Where can I access this Proxy Statement online?

The Proxy Statement and corresponding materials are available online at http://mgtcapital2012.investorroom.com.

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APPROVAL OF POTENTIAL ISSUANCE OF COMMON STOCK IN CONNECTION WITH HUDSON BAY TRANSACTION

(Proposal No. 1)

Proposed Resolution

At the Special Meeting, stockholders will be asked to approve the potential issuance of 2,256,667 shares of common stock, par value $0.001 of the Company (“Common Stock”) in connection with the Hudson Bay Transaction, including 75,000 shares of Common Stock to be issued to Chardan Capital Markets, LLC (“Chardan”) and certain affiliates of Chardan for investment banking services rendered in connection with the Hudson Bay Transaction.

Background

Our Common Stock is listed on the NYSE MKT, and therefore MGT is subject to various NYSE MKT rules. Section 713(a) of the NYSE Amex Company Guide requires stockholder approval as a prerequisite to approval of applications to list additional shares that are issued in connection with a transaction involving the sale, issuance or potential issuance by an issuer of common stock (or securities convertible into common stock) representing 20% or more of such issuer’s presently outstanding stock for less than the greater of book or market value of the stock. Section 711 requires us to seek stockholder approval for establishment of (or material amendment to) a stock option or purchase plan or other equity compensation arrangement pursuant to which options or stock may be acquired by officers, directors, employees, or consultants, regardless of whether or not such authorization is required by law or by the company's charter.

On May 24, 2012, the Company entered into a securities purchase agreement (the “SPA”) with Hudson Bay Fund Ltd. (the “Investor”). The SPA provides for the purchase of an 18 month promissory note (the “Note”) convertible into up to 1,166,666 shares of Company Common Stock at a conversion price of $3.00 per share and a warrant (the “Hudson Bay Warrant”) to purchase up to 875,000 shares of Common Stock at an exercise price of $3.00 per share for proceeds of $3,500,000 (the “Hudson Bay Transaction”).

The Note is convertible at the option of the holder at a conversion price of $3.00 per share and the Company can require conversion into Company Common Stock if the Weighted Average Price of the Common Stock equals or exceeds 200% of the conversion price for no less than twenty (20) Trading Days during any thirty (30) consecutive Trading Day period occurring following the issuance date, subject to a 9.99% beneficial ownership ceiling for Investor’s ownership of Company Common Stock at any one time.  The Note is also redeemable by the Company from and after the seven (7) month anniversary of the issuance date, subject to certain equity conditions, in cash at a price equal to the greater of (i) 125% of the Conversion Amount to be redeemed and (ii) the product of (A) the Conversion Amount being redeemed multiplied by (B) the quotient determined by dividing (x) the greatest Closing Sale Price of the shares of Common Stock during the period beginning on the date immediately preceding the date of notice of redemption and ending on the date the redemption date, by (y) the lowest Conversion Price in effect during such period, as such terms are defined in the Note.  The Conversion Price of the Note is subject to adjustment in the case of combination or subdivision of stock or in the event of the granting of any stock appreciation rights, phantom stock rights or other rights with equity features.

The Warrant is exercisable at the option of the holder at a $3.00 per share exercise price and the Company can require exercise if the Weighted Average Price of the Company’s Common Stock equals or exceeds 250% of the exercise price for no less than twenty (20) Trading Days during any thirty (30) consecutive Trading Day period occurring following the issuance date, as such terms are defined in the Warrant.  The Warrant exercise price is subject to adjustment in the case of combination or subdivision of stock or in the event of the granting of any stock appreciation rights, phantom stock rights or other rights with equity features.

The Note allows for payment of Common Stock in lieu of cash interest payments due pursuant to the Note. The Company is seeking stockholder approval to issue up to 140,000 shares of Common Stock in satisfaction of interest due pursuant to the Note.

In connection with the Hudson Bay Transaction, MGT agreed to issue 75,000 shares of Common Stock to Chardan Capital Markets LLC (“Chardan”) and certain affiliates of Chardan in consideration of investment banking services rendered. The 75,000 shares of Common Stock will be issued as follows:

Chardan Capital Markets, LLC	22,500
Jonathan Schechter	12,000
Joseph Reda	25,000
Adam Selkin	15,500

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As of the date hereof, there are 2,105,187 shares of Common Stock issued and outstanding. Accordingly, assuming full conversion of the Note, exercise of the Hudson Bay Warrant and issuance of Interest Shares, the 2,256,667 shares of Common Stock which includes 2,181,667 shares of Common Stock issuable in connection with a securities purchase agreement (the “SPA”) by and between the Company and Hudson Bay and 75,000 shares of Common Stock issuable in connection with investment banking services rendered by Chardan would represent approximately 52% of the issued and outstanding Common Stock immediately after such conversion, exercise and issuance of Common Stock. Accordingly, the issuance of shares of Common Stock over 20% of the Company’s currently issued and outstanding shares of Common Stock is subject to stockholder approval pursuant to Section 713 of the NYSE MKT Company Guide. Pursuant to the Hudson Bay Transaction documents, Hudson Bay may not convert the Hudson Bay Note or exercise the Hudson Bay Warrant to the extent such conversion or exercise would cause Hudson Bay, together with its affiliates, to beneficially own a number of shares of Common Stock which would exceed 9.99% of our then outstanding shares of Common Stock following such conversion or exercise, excluding for purposes of such determination shares of Common Stock issuable (i) upon conversion of the Hudson Bay Note which have not been converted and (ii) upon exercise of the Hudson Bay Warrant which have not been exercised.

Recommendation of the Board of Directors

The Board unanimously recommends that the stockholders of the Company approve the potential issuance of shares of Common Stock in connection with the Hudson Bay Transaction and that such potential issuances are advisable to, and in the best interests of, the Company and its stockholders. Accordingly, the Board recommends that you vote “FOR” the approval of the potential issuance of 2,256,667 shares of Company Common Stock in connection with the Hudson Bay Transaction including 75,000 shares of Common Stock to be issued to Chardan and certain affiliates of Chardan for investment banking services rendered in connection with the Hudson Bay Transaction.

Vote Required

In order for this Proposal No. 1 to be approved, a quorum must be present at the Special Meeting, and the affirmative vote of a majority of the total votes cast on the proposal at the Special Meeting, either in person or by proxy, is required. Abstentions do not count as a vote cast. Assuming a quorum is present at the Special Meeting, abstentions and “broker non-votes” will have no effect on the outcome of the vote.

The Board unanimously recommends that stockholders vote “FOR” Proposal No. 1.

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APPROVAL OF POTENTIAL ISSUANCE OF COMMON STOCK IN CONNECTION WITH SALE AGREEMENT

(Proposal No. 2)

Proposed Resolution

At the Special Meeting, stockholders will be asked to approve the potential issuance of up to 600,000 shares of Common Stock in connection with a Contribution and Sale Agreement (the “Sale Agreement”) dated May 11, 2012 by and between the Company, J&S Gaming, Inc and MGT Gaming, Inc.

Background

Our Common Stock is listed on the NYSE MKT, and therefore MGT is subject to various NYSE MKT rules. Section 713(a) of the NYSE Amex Company Guide requires stockholder approval as a prerequisite to approval of applications to list additional shares that are issued in connection with a transaction involving the sale, issuance or potential issuance by an issuer of common stock (or securities convertible into common stock) representing 20% or more of such issuer’s presently outstanding stock for less than the greater of book or market value of the stock.

On May 11, 2012, the Company entered into a Contribution and Sale Agreement (the “Sale Agreement”) by and between the Company, J&S Gaming, Inc and MGT Gaming, Inc. Pursuant to the Sale Agreement J&S sold certain patents to MGT Gaming in exchange for 1,000 shares (constituting 100% ownership) of MGT Gaming Common Stock, par value $0.001 (the “MGT Gaming Shares”); ii) the Company simultaneously purchased from J&S 550 MGT Gaming Shares in exchange for $200,000 cash and warrants to purchase 350,000 shares of the Company’s common stock at an exercise price of $4.00 per share (the “J&S Warrant”). Pursuant to the Sale Agreement, the Company has the right to purchase an additional 250 MGT Gaming Shares from J&S in exchange for a cash payment of $1,000,000 and warrants to purchase 250,000 shares of the Company’s common stock at an exercise price equal to the lower of $6.00 or 110% of the closing price of the Company common stock on the day prior to the exercise (the “Option Warrant”). The Sale Agreement closed on May 24, 2012.

As of the date hereof, there are 2,105,187 shares of Common Stock issued and outstanding. Assuming full exercise of the J&S Warrant and Option Warrant, the 600,000 shares of Common Stock underlying the Warrant and Option Warrant would represent 22% of the Company’s currently issued and outstanding Common Stock. Accordingly, the Company must obtain stockholder approval for the issuance of shares of Common Stock over 20% of the Company’s currently issued and outstanding shares of Common Stock pursuant to Section 713 of the NYSE MKT Company Guide. In this case, the full exercise of 250,000 shares of Common Stock underlying the Option Warrant is subject to stockholder approval as the Company may issue up to 19.99% of its currently issued and outstanding shares in connection with the Sale Agreement.

Recommendation of the Board of Directors

After careful consideration, the Board unanimously recommends that the stockholders of the Company approve the potential issuance of shares of Common Stock in connection with the Sale Agreement and that such potential issuances are advisable to, and in the best interests of, the Company and its stockholders. Accordingly, the Board recommends that you vote “FOR” the approval of potential issuance of shares of Common Stock in connection with the Sale Agreement.

Vote Required

In order for this Proposal No. 2 to be approved, a quorum must be present at the Special Meeting, and the affirmative vote of a majority of the total votes cast on the proposal at the Special Meeting, either in person or by proxy, is required. Abstentions do not count as a vote cast. Assuming a quorum is present at the Special Meeting, abstentions and “broker non-votes” will have no effect on the outcome of the vote.

The Board unanimously recommends that stockholders vote “FOR” Proposal No. 2.

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APPROVAL OF THE ISSUANCE OF COMMON STOCK TO CERTAIN FORMER DIRECTORS OF THE COMPANY

(Proposal No. 3)

Proposed Resolution

At the Special Meeting, stockholders will be asked to approve the issuance of 33,000 shares of Common Stock to three (3) former directors in lieu of cash fees for past service on the Company’s board of directors.

Background

On June 25, 2012, our board of directors approved the issuance of 33,000 shares of restricted Common Stock to certain of our former directors in lieu of cash fees for past service on the Company’s board of directors as follows:

Richard Taney	13,000
Richard Cohen	10,000
Neal Wyman	10,000

Our Common Stock is listed on the NYSE MKT, and therefore MGT is subject to various NYSE MKT rules. Section 711 requires us to seek stockholder approval for the establishment (or material amendment to) certain equity compensation arrangements of our directors or officers. The 33,000 shares of Common Stock is to be issued to three (3) former directors in lieu of cash fees for past service on the Company’s board of directors, and is not issuable pursuant to our 2012 Stock Incentive Plan. Therefore, Section 711 requires that we seek stockholder approval prior to this issuance of Common Stock to our former directors.

Recommendation of the Board of Directors

The Board unanimously recommends that the stockholders of the Company approve the issuance of shares of Common Stock to certain former directors of the Company. Accordingly, the Board recommends that you vote “FOR” the approval of the issuance of 33,000 shares of Common Stock to certain former directors of the Company.

Vote Required

In order for this Proposal No. 3 to be approved, a quorum must be present at the Special Meeting, and the affirmative vote of a majority of the total votes cast on the proposal at the Special Meeting, either in person or by proxy, is required. Abstentions do not count as a vote cast. Assuming a quorum is present at the Special Meeting, abstentions and “broker non-votes” will have no effect on the outcome of the vote.

The Board unanimously recommends that stockholders vote “FOR” Proposal No. 3.

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DIRECTOR COMPENSATION

Director Compensation for Fiscal Year 2011

Name	Fees Earned or Paid in Cash (1)	Option Awards	All Other Compensation	Total

Richard W. Cohen	$27	$-	$10	$37
Richard Taney (2)	$63	$-	$10	$73
Peter Venton (2)	$67	$-	$-	$67
Neal Wyman	$30	$-	$10	$40

(1)	As an employee of the Company, Robert B. Ladd, Director and CEO, received no directors’ fees from the Company during 2011 and is not included in the table.
(2)	Includes fees for services to the Company and to Medicsight.

All directors are reimbursed for their out-of-pocket expenses incurred in connection with the performance of Board duties.

Independent director compensation

Each independent director receives annual compensation of $20.  In addition, independent directors, receive $10 as total compensation for committee service.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes Fiscal Years 2011 compensation for services in all capacities of the Company’s named executive officers and other individuals:

Name				Option	All other	Total
Principal Position	Year	Salary	Bonus	awards (6)	compensation	compensation

Robert B. Ladd (1)	2011	$216	$—	$—	$—	$216
CEO and CEO of Medicsight Limited.

Robert P. Traversa (2)	2011	$209	$—	$—	$10	$219
CFO and COO of Medicsight Limited

Allan Rowley (3)	2011	$187	$—	$—	$—	$187
CEO, Medicsight Limited

Troy Robinson (4)	2011	$161	$—	$—	$48	$209
CFO and CFO, Medicsight Limited

Kenichi Nakagawa (5)	2011	$193	$—	$—	$25	$218
Managing Director, Medicsight Japan

(1)	Robert B. Ladd was appointed Chief Executive Officer on February 7, 2011. Mr. Ladd was appointed Chief Executive Officer of Medicsight Limited on July 8, 2011.

(2)	Robert P. Traversa was appointed Chief Executive Officer on May 24, 2011. Mr. Traversa was appointed Chief Operational Officer of Medicsight Limited on September 22, 2011.

(3)	Allan Rowley was appointed Chief Financial Officer on August 4, 2006. Mr. Rowley resigned his position as Chief Financial Officer and was appointed Chief Executive Officer on December 13, 2010. Mr. Rowley resigned his position as Chief Executive Officer on February 7, 2011. Mr. Rowley resigned as Chief Financial Officer of Medicsight on July 26, 2011

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(4)	Troy Robinson was appointed Chief Financial Officer on December 13, 2010 having previously served as Group Controller. Mr. Robinson resigned from MGT on March 8, 2011. Mr. Robinson left Medicsight Limited on October 31, 2011.

(5)	Kenichi Nakagawa left Medicsight Japan on September 30, 2011.

(6)	This column discloses the dollar amount of the aggregate grant date fair value of options granted in the year.

Outstanding Equity Awards at December 31, 2011

Name		Number of securities underlying unexercised options exercisable	Number of securities underlying unexercised unearned options	Option exercise price	Option expiration dates

Troy Robinson

Medicsight Limited	Plan J	201,000	—	£0.09 ($0.13)	May 14, 2019
Medicsight Limited	Plan M	200,000	—	£0.05 ($0.08)	December 13, 2020

Grants of plan-based awards

There were no grants of stock or option awards to our named executive officers under any plan for the year ending December 31, 2011.

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DESCRIPTION OF CAPITAL STOCK

We have authorized capital stock consisting of 75,000,000 shares of common stock, $0.001 par value per share and 10,000,000 shares of preferred stock, $0.001 par value per share (“Preferred Stock”).    As of the date of this Proxy Statement, we have 2,105,187 shares of Common Stock outstanding.

The following description of our capital stock is a summary only and is subject to applicable provisions of the Delaware Revised Statutes, and our Certificate of Incorporation and Bylaws, each as amended from time to time. You should refer to, and read this summary together with, our Certificate of Incorporation and Bylaws, each as amended from time to time, to review all of the terms of our capital stock. Our Certificate of Incorporation and amendments thereto are incorporated by reference as exhibits to the registration statement of which this Proxy Statement is a part and other reports incorporated by reference herein.

Common Stock

Each holder of record of Common Stock shall have the right to one vote for each share of Common Stock registered in the holder’s name on the books of the corporation on all matters submitted to a vote of stockholders except as the right to exercise such vote may be limited by the provisions of this Certificate of Incorporation or of any class or series of Preferred Stock established hereunder. The holders of Common Stock shall be entitled to such dividends as may be declared by the Board of Directors from time to time, provided that required dividends, if any, on Preferred Stock have been paid or provided for. In the event of the liquidation, dissolution, or winding up, whether voluntary or involuntary, of the corporation, the assets and funds of the corporation available for distribution to stockholders, and remaining after the payment to holders of Preferred Stock of the amounts, if any, to which they are entitled, shall be divided and paid to the holders of Common Stock according to their respective shares.

Our common stock is listed and traded on the NYSE MKT exchange under the symbol “MGT.BC”

Preferred Stock

The shares of Preferred Stock may be divided and issued from time to time in one or more classes and/or series within any class or classes as may be determined by the Board of Directors of the corporation, each such class or series to be distinctly designated and to consist of the number of shares determined by the Board of Directors. The Board of Directors of the corporation is hereby expressly vested with authority to adopt resolutions with respect to any unissued and/or treasury shares of Preferred Stock to issue the shares, to fix the number of shares constituting any class or series, and to provide for the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions, if any, of Preferred Stock, and each class or series thereof, in each case without approval of the stockholders. The authority of the Board of Directors with respect to each class or series of Preferred Stock shall include, without limiting the generality of the foregoing, the determination of the following:

(1) The number of shares constituting that class or series and the distinctive designation of that class or series;

(2) The dividend rate on the shares of that class or series, whether dividends shall be cumulative, and, if so, from which date or dates;

(3) Whether that class or series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

(4) Whether that class or series shall have conversion privileges (including rights to convert such class or series into the capital stock of the corporation or any other entity) and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

(5) Whether or not shares of that class or series shall be redeemable, and if so, the terms and conditions of such redemption (including any sinking fund provisions), the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions;

(6) The rights of the shares of that class or series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation; and

(7) Any other relative rights, preferences and limitations of that class or series as may be permitted or required by law.

The number of shares, voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions, if any, of any class or series of Preferred Stock which may be designated by the Board of Directors may differ from those of any and all other class or series at any time outstanding.

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Warrants

In connection with a May 11, 2012 Contribution and Sale Agreement, we issued warrants to purchase 350,000 shares of the Company’s Common Stock at an exercise price of $4.00 per share, exercisable at any time for four (4) years after May 24, 2012. The Warrant exercise price is subject to adjustment in the case of dividends payment, subdivision, reclassification or combination of the Company’s Common Stock and when shares are granted or issued pursuant to the exercise of options to executive officers of the Company pursuant to an equity incentive plan of the Company.

In connection with our June 1, 2012 transaction with Hudson Bay, we issued a Warrant to purchase up to 875,000 shares of Common Stock at an exercise price of $3.00 per share pursuant to the Securities Purchase Agreement. The Warrant is exercisable at the option of the holder at a $3.00 per share exercise price at any time for five years after June 1, 2012 and the Company can require exercise if the Weighted Average Price of the Company’s Common Stock equals or exceeds 250% of the exercise price for no less than twenty (20) Trading Days during any thirty (30) consecutive Trading Day period occurring following the issuance date, as such terms are defined in the Warrant.  The Warrant exercise price is subject to adjustment in the case of combination or subdivision of stock or in the event of the granting of any stock appreciation rights, phantom stock rights or other rights with equity features. The Warrants include a provision whereby the Investors are not eligible to exercise any portion of the Warrants that would result in them together with their affiliates becoming a beneficial owner of more than 9.99% of the Company's common stock following such conversion or exercise.

Stock Options

Following Medicsight’s general meeting on March 26, 2012, a shareholder resolution approving the Reverse Split of 1-for-325,000 of the Company’s existing ordinary shares of £ 0.05 par value into one new ordinary share was duly passed. As a result of the reverse split, option holders under certain existing share option plans are no longer entitled to options under those plans as option holders’ share entitlement is now less than one as a result of the Reverse Split.  Following the share reversal, the Company cancelled with immediate effect all redundant option plans with the exception of Plan J. All previously unrecognized stock based compensation expense was accelerated.

Medicsight has the following Stock Option Plan:

Plan J — on May 14, 2009, we approved and subsequently granted options for 24 shares under stock option plan “J”.  Options under this plan vest in equal one-sixths for each six months that employees have been employed for 6, 12, 18, 24, 30 and 36 months from the grant date.  At June 28, 2012, there were 6 options outstanding, all of which were exercisable.

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OTHER MATTERS

As of the date of this Proxy Statement, the Board does not intend to present at the Special Meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

WHERE YOU CAN FIND MORE INFORMATION

The Company is subject to the informational requirements of the Exchange Act and files reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). The public may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330. The statements and forms that the Company files with the SEC have been filed electronically and are available for viewing or copy on the SEC maintained Internet site that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the SEC. The Internet address for this site can be found at: www.sec.gov.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON AUGUST 1, 2012

This Proxy Statement and proxy card are available via the Internet at http://mgtcapital2012.investorroom.com.

STOCKHOLDERS ARE URGED TO IMMEDIATELY MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.  YOUR VOTE IS IMPORTANT.

MGT Capital Investments, Inc.

/s/ Robert B. Ladd

Robert B. Ladd

President, CEO and Director

July [__], 2012

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PROXY

MGT CAPITAL INVESTMENTS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

IN CONNECTION WITH THE SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON AUGUST 1, 2012

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of Special Meeting of Shareholders to be held on August 1, 2012 and the Proxy Statement and appoints Robert B. Ladd or Robert P. Traversa as proxy of the undersigned, with full power of substitution to vote all shares of common stock of MGT Capital Investments, Inc. a Delaware corporation (the “Company”), that the undersigned is entitled to vote, either on his or her own behalf of any entity or entities, at the Special Meeting of Shareholders of the Company to be held on Wednesday, August 1, 2012, at 10:00 a.m., local time, at the offices of Gersten Savage LLP, 600 Lexington Ave., New York, NY 10022 and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this proxy shall be voted in the manner set forth on the reverse side.

Please be sure to sign and date this Proxy in the box below.

Date __________________________

______________________________	______________________________
Shareholder (sign above)	Co-holder (if any) (sign above)

PLEASE MARK VOTES AS IN THIS EXAMPLE:

PROPOSAL NO. 1 - APPROVAL OF POTENTIAL ISSUANCE OF COMMON STOCK IN CONNECTION WITH THE HUDSON BAY TRANSACTION

	For	Against	Abstain
To approve the potential issuance of up to 2,256,667 shares of Common Stock which includes 2,181,667 shares of common stock in connection with a securities purchase agreement by and between the Company and Hudson Bay Fund Ltd. and 75,000 shares of common stock in connection with investment banking services rendered by Chardan Capital Markets LLC (“Chardan”) and certain Chardan affiliates in connection with the Hudson Bay Transaction.

	☐	☐	☐

PROPOSAL NO. 2 - APPROVAL OF POTENTIAL ISSUANCE OF COMMON STOCK IN CONNECTION WITH THE SALE AGREEMENT

	For	Against	Abstain

To approve the potential issuance of up to 600,000 shares of Common Stock in connection with a Contribution and Sale Agreement by and between the Company, J&S Gaming, Inc., and MGT Gaming, Inc. for the acquisition of U.S. Patent #7,892,088, entitled “Gaming Device Having a Second Separate Bonusing Event.”
	☐	☐	☐

PROPOSAL NO. 3 - APPROVAL OF THE ISSUANCE OF 33,000 SHARES OF COMMON STOCK TO CERTAIN FORMER DIRECTORS OF THE COMPANY

	For	Against	Abstain

To approve the issuance of up to 33,000 shares of restricted Common Stock to certain former directors of the Company in lieu of fees payable for their past service on our board of directors.
	☐	☐	☐

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IF YOU RETURN YOUR PROPERLY EXECUTED PROXY, WE WILL VOTE YOUR SHARES AS YOU DIRECT. IF YOU DO NOT SPECIFY ON YOUR PROXY HOW YOU WANT TO VOTE YOUR SHARES, WE WILL VOTE THEM FOR PROPOSALS NO. 1 AND 2 AND IN THE DISCRETION OF THE PROXY ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

^ Detach above card, sign, date and mail in postage paid envelope provided. ^

MGT CAPITAL INVESTMENTS, INC.

Please sign EXACTLY as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If more than one trustee, all should sign. If shares are held jointly, both owners must sign.

THIS PROXY CARD IS VALID WHEN SIGNED AND DATED,
MAIL YOUR PROXY CARE TODAY.

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